CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form SB-2, of our report dated December 12, 2005, relating to the financial statements of Getting Ready Corporation, and to the reference to our firm under the caption "Experts" in the prospectus.



/s/

Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
December 21, 2005